UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

Quality Distribution, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-24180	59-3239073
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(Address of principal executive offices) (Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Registrant announced today that it has filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”) to offer to the public from time to time in one or more offerings up to $35.0 million of securities, which may be in the form of debt or equity securities, at prices and on terms that the Registrant will decide at the time of the offering. In addition, under the shelf registration, if and when declared effective by the SEC, the Registrant’s stockholders may offer for resale to the public from time to time in one or more offerings up to 7,882,530 secondary shares of the Registrant’s common stock owned by them at prices and on terms to be determined at the time of any such offering.

The registration statement on Form S-3 has not yet been declared effective by the SEC. The securities may not be sold and offers to buy may not be accepted prior to the time the registration statement becomes effective. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Registrant also announced today that its wholly owned subsidiaries, Quality Distribution, LLC and QD Capital Corporation plan to redeem the remaining principal amount of their 11.75% Senior Subordinated PIK Notes due 2013.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits The following exhibit is filed herewith:

99.1	Press Release of Quality Distribution, Inc. dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 23rd day of June, 2011.

QUALITY DISTRIBUTION, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Quality Distribution, Inc. dated June 23, 2011.